SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008

E*TRADE Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11921	94-2844166
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 30, 2008 (the “Effective Date”), the Board of Directors expanded the number of members of the Board from ten to eleven and elected Mr. Joseph L. Sclafani as a Director. Mr. Sclafani will be a Class III member of the Board and will stand for election at the next Annual Shareholders Meeting in May of 2009.  Also as of the Effective Date, the Board of Directors appointed Mr. Sclafani to serve as a member of its Audit Committee and its Finance and Risk Oversight Committee.   The Board of Directors further voted to designate Mr. Sclafani an “audit committee financial expert” as defined in the Sarbanes-Oxley Act and implementing regulations.

Consistent with the Company’s non-employee director compensation policy, as of the Effective Date, the Board of Directors approved the payment of an annual retainer to Mr. Sclafani in the amount of $25,000; a grant of 20,000 stock options, which will vest in two equal annual installments on the anniversary of the Effective Date; and a grant of restricted stock with a fair market value on the date of grant equal to $25,000, which will also vest in two equal annual installments on the anniversary of the Effective Date.  Otherwise, Mr. Sclafani will be compensated under the terms of the Company’s non-employee director compensation policy as in effect from time to time, as described in the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date:	July 1, 2008	By:	/s/ Russell S. Elmer
			Name:	Russell S. Elmer
			Title:	Corporate Secretary